                       Fixed Rate Registered Medium-Term Note

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF THIS NOTE IS DESIGNATED BELOW AS A "DISCOUNT NOTE," FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE ISSUANCE PRICE (THE "ISSUANCE PRICE") OF THIS NOTE IS ___% OF ITS PRINCIPAL AMOUNT, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ___% OF ITS PRINCIPAL AMOUNT, THE ORIGINAL ISSUANCE DATE IS ___________, 19__, AND THE YIELD TO MATURITY IS ___%. THE METHOD USED TO DETERMINE THE YIELD IS ____________, AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF ______________, 19__, TO _______________, 19__, IS ___% OF THE PRINCIPAL AMOUNT
OF THIS NOTE. THE ECONOMIC YIELD COULD BE DIFFERENT FROM THE HYPOTHETICAL YIELD TO MATURITY FOR TAX PURPOSES.

REGISTERED                                                            REGISTERED

                          UNION OIL COMPANY OF CALIFORNIA
                Payment of Principal, Interest and Premium, if any,
                                   Guaranteed by
                                 UNOCAL CORPORATION

                             MEDIUM-TERM NOTE, SERIES C

NO.  ____________
                                                               Principal Amount:
CUSIP NO._______________    Registered Holder:   Cede & Co.    U.S. $__________
--------------------------------------------------------------------------------

Trade Date:               Original Issuance Date:  Initial Interest Rate: _____%
Issue Price:              Stated Maturity:
Selling Agent's Discount or Commission:
Net Proceeds to Issuer:
--------------------------------------------------------------------------------


Redemption:

   / /   This Note cannot be redeemed prior to maturity
   / /   This Note may be redeemed prior to maturity
            Earliest Redemption Date:
            Redemption Price: _____%
            Annual Redemption Price Reduction: ______%
   Sinking Fund Redemption Dates:
   Sinking Fund Amount:

Repayment:

   / /   This Note cannot be repaid prior to maturity
   / / This Note may be repaid prior to maturity at the option of the holder of the Note
            Repayment Date(s):
            Repayment Price: _____%

Discount Notes:     / / Yes   / / No              / / Indexed (see attached)
                                                  / / Amortizing (see attached)
         Total Amount of OID:
         Yield to Maturity:
         Initial Accrual Period:

Other Provisions:

     UNION OIL COMPANY OF CALIFORNIA, a corporation duly organized and existing under the laws of the State of California (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal amount specified above (the "Principal Amount") on the Stated Maturity specified above (unless earlier redeemed or repaid) and to pay to the registered holder hereof as hereinafter provided interest on said Principal Amount at the per annum Interest Rate specified above on each succeeding Interest Payment Date (as defined below), until payment of said principal sum has been made or made available for payment; PROVIDED, HOWEVER, if the Original Issuance Date is after the Regular Record Date (as defined below) and before the next succeeding Interest Payment Date, then interest hereon shall be paid on the Interest Payment Date following the next succeeding Regular Record Date. Interest hereon shall accrue from the Original Issuance Date or, if later, the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for, unless the date hereof is an Interest Payment Date to which interest has been paid or duly provided for on this Note (or a predecessor Note in exchange, registration of transfer or substitution for which this Note was issued) in which case from the date hereof, or unless the date hereof is not the Original Issuance Date and is after a Regular Record Date and before the immediately succeeding Interest Payment Date, then from such next succeeding Interest Payment Date. The term "Interest Payment Date" for any regular payment of interest shall mean January 31 or July 31 and the date fixed for redemption pursuant to the Indenture (as defined below) (the "Redemption Date") and the Stated Maturity. The term "Regular Record Date" for any regular payment of interest, other than any Redemption Date or the Stated Maturity, shall mean the January 15 or July 15 next preceding such January 31 and July 31 (whether or not a Business Day), as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or a Predecessor Note in exchange for or transfer of which this Note was issued between the Regular Record Date for payment of such interest and the Interest Payment Date) is registered at the close of business on the Regular Record Date for such interest; PROVIDED, HOWEVER that interest payable at the Stated Maturity, the date fixed for repayment at the option of the holder pursuant to the fourth paragraph on the reverse of this Note or the Redemption Date shall be paid to the person to whom the Principal Amount is paid. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirement of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal (and premium, if any) of this Note shall be made in immediately available funds at the corporate trust office or agency of Chase Manhattan Bank & Trust Company, National Association (as successor by merger effective as of November 15, 1997 to Chemical Trust Company of California) in the Borough of Manhattan, the City of New York, and interest hereon shall be paid upon delivery of instructions in advance to facilitate such payment in accordance with normal procedures of the Trustee. Alternatively, such payments shall be made at such other office or agency of the Company as may be designated by it for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by United States dollar check mailed on the applicable interest payment date to the address of the Person entitled thereto as such address shall appear in the Security Register. The Company may also appoint additional paying agents. For interest payments on a Note of U.S. $10,000,000 or more in principal amount, the Holder may elect at any time to have payment made in immediately available funds; where the principal of the Note is less than U.S. $10,000,000, payment will be made in immediately available funds only if agreed to on a case-by-case basis by the Company. Interest payments shall not be made in immediately available funds unless written instructions have been presented to Chase Manhattan Bank & Trust Company, National Association (or other paying agent) at least 15 days prior to the relevant Regular Record Date.

     This Note is one of a duly authorized issuance of Medium-Term Notes, Series C, of the Company (the "Notes"), which have been issued under and are governed by the terms of an indenture dated as of February 3, 1995 (the "Indenture") among the Company, Unocal Corporation, a corporation duly organized and existing under the laws of the State of Delaware, as Guarantor (the "Guarantor," which term includes any successor guarantor under the Indenture), and Chase Manhattan Bank & Trust Company, National Association (as successor to Chemical Trust Company of California) as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), which incorporates the Standard Multiple-Series Indenture Provisions, January 1991 of the Issuer and Guarantor dated as of January 2, 1991, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

     The provisions of this Note are continued on the reverse hereof and the provisions there set forth shall for all purposes have the same effect as though fully set forth at this place. References herein to "this Note," "hereof," "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified under "Other Provisions" above.

     Unless the certificate of authentication hereon has been executed by or on behalf of Chase Manhattan Bank & Trust Company, National Association, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its, or its Authenticating Agent's, authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

     IN WITNESS WHEREOF, UNION OIL COMPANY OF CALIFORNIA has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, and impressed or imprinted with its corporate seal or facsimile thereof, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

                                             UNION OIL COMPANY OF CALIFORNIA

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

[CORPORATE SEAL]

Attest:

--------------------------------
Name:
Title:    [Assistant] Secretary

                      [FORM OF CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

Dated:

CHASE MANHATTAN BANK & TRUST COMPANY,
NATIONAL ASSOCIATION
As Trustee

By:
   --------------------------------
   Name:
   Title:      Authorized Signatory

                             [FORM OF REVERSE OF NOTE]

                          UNION OIL COMPANY OF CALIFORNIA

         Payment of Principal, Interest and Premium, if any, Guaranteed by

                                 UNOCAL CORPORATION

                             MEDIUM-TERM NOTE, SERIES C

                      (For Offerings Within the United States)

     This Note is one of a duly authorized series of securities of the Company designated as its Medium-Term Notes, Series C (the "Notes"), limited to an aggregate principal amount of $_______________, subject to reduction or increase upon the determination of the Company all issued or to be issued in one or more series under the Indenture among the Company, the Guarantor and the Trustee.
The Notes will be issued only in fully registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof, PROVIDED, HOWEVER, that if the Notes are denominated in a Specified Currency other than U.S. dollars such Notes will only be issued in denominations of the equivalent of $1,000 (rounded to an integral multiple of such Specified Currency), or any amount in excess thereof which is an integral multiple equivalent to $1,000 of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; PROVIDED, HOWEVER, in the case of European Currency Units ("ECUs"), the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

     If payments of interest and principal on this Note are payable in a Specified Currency, and if permitted on the face of this Note, such payment may be made, at the option of the holder of such Note, in U.S. dollars, conversion of the Specified Currency into U.S. dollars shall be based on the highest bid quotation in the City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to the holders of Notes and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the holders of Notes by deductions from such payments.

     Except as otherwise provided herein, if the principal of, premium, if any, or interest on, any Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to holders of the Notes by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the due date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; PROVIDED HOWEVER, that if such Specified Currency is replaced by the Euro (as described below), the payment of principal of, premium, if any, or interest on any Note denominated in such currency shall be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars (or, if applicable, Euro) where the required payment is in a Specified Currency other than U.S. dollars shall not constitute an Event of Default.

     Subject to the provisions contained herein, if the Specified Currency on the facing page of this Note shall by the ECU, the value of the ECU shall be equal to the value of the ECU that is from time to time used as the unit of account of the EC .

     With respect to each due date for the payment of principal of, or interest on, the Notes on or after the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC and has not become a currency in its own right replacing all or some of the currencies of the member states of the EC, the Company shall choose a substitute currency (the "Chosen Currency"), which may be any currency which has, on the last day on which the ECU was used as the unit of account of the EC, a component currency of the ECU or U.S. dollars, in which all payments due on or after that date with respect to the Notes and coupons, if any, shall be made. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth business day in Brussels prior to the date on which such payment is due.

     On the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC and has not become a currency in its own right replacing all or some of the currencies of the member states of the EC, the Company shall select a Chosen Currency in which all payments with respect to Notes and coupons, if any, having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first business day.

     The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined by, or on behalf of, the Exchange Rate Agent on the following basis. The amounts and components composing the ECU for this purpose (the "Components") shall be the amounts and components that composed the ECU as of the last date on which the ECU was used as the unit of account of the EC. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, in the case of a Chosen Currency other than U.S. dollars, using the rate used for determining the U.S. dollar equivalent of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

     The U.S. dollar equivalent of each of the Components shall be determined by, or on behalf of, the Exchange Rate Agent on the basis of the middle spot delivery quotations prevailing at 2:30 P.M., Brussels time, on the Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Company, in the country of issue of the component currency in question.

     If for any reason no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected for this purpose, in computing the U.S. dollar equivalent of such Component, the Exchange Rate Agent shall (except as provided below) use the most recent direct quotations for such Component obtained by it or on its behalf, provided that such quotations were prevailing in the country of issue not more than two Business Days before such Day of Valuation. If such most recent quotations were so prevailing in the country of issue not more than two Business Days before such Day of Valuation, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 P.M., Brussels time, on such Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Company, in a country other than the country of issue of such component currency. Notwithstanding the foregoing, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Company or such agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated as provided in the first sentence of this paragraph. Unless otherwise specified by the Company, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a nonresident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

     Payments in the Chosen Currency shall be made at the specified office of a paying agent in the country of the Chosen Currency or, if none, or at the option of the holder, at the specified office of any Paying Agent either by a check drawn on, or by transfer to an account maintained by the holder with, a bank in the principal financial center of the country of the Chosen Currency.

     All determinations referred to above made by, or on behalf of, the Company or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons, if any.

     If, pursuant to the Treaty, all or some of the currencies of the member countries of the EC are replaced by the Euro, the payment of principal of, premium, if any, or interest on, the Notes denominated in such currencies shall be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty.

     Notice of the Chosen Currency so selected shall, where practicable, be published in [_____________].

     This Note may redeemed at the option of the Company as provided below, upon notice given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption as provided in the Indenture, at the redemption price of 100% of the principal amount or such other amount as is set forth above, together with accrued interest to the Redemption Date. The Company shall redeem the principal amount of this Note set forth on the face hereof ("Sinking Fund Amount") on the sinking fund redemption dates set forth on the face hereof ("Sinking Fund Redemption Dates") together with accrued interest to the applicable Sinking Fund Redemption Date. If no Sinking Fund Amount is set forth, the Company shall not have any obligation to redeem this Note before its Stated Maturity. The Company may reduce the Sinking Fund Amount to be redeemed on any Sinking Fund Redemption Date by subtracting 100% of the principal amount (excluding premium) of any Note surrendered to the Trustee for cancellation of which the Company becomes the beneficial owner and has so notified the Trustee on or before the applicable Sinking Fund Redemption Date or that the Company has redeemed or repaid other than pursuant to the second preceding sentence. The Company may so credit the same principal amount of the Note only once. Notice of any redemption pursuant to this paragraph will be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption as provided in the Indenture. In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case of redemption of less than all of the Notes of this series at the time outstanding, the Notes of this series to be redeemed shall be selected by the Trustee in such manner as the Trustee shall deem appropriate and fair, as provided in the Indenture.

     This Note is subject to repayment in whole or in part in any whole multiple of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000) or the equivalent thereof in any Specified Currency on the Repayment Dates set forth on the face hereof at the option of the holder hereof, at a price (the "Repayment Price") set forth on the face hereof or if no Repayment Price is so set forth, at 100% of the principal amount, in each case together with interest payable to the date of repayment. To be repaid at the option of the holder either (i) this Note with the form entitled "Option to Elect Repayment" at the foot of this Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States setting forth the name of the holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" at the foot of this Note, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; PROVIDED, HOWEVER, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day, must be delivered to Company at any office or agency of the Company maintained for the payment of principal and interest, transfer and exchange in the Borough of Manhattan, the City of New York, State of New York (or at such additional addresses of which the Company shall notify the holders of the Notes of this series) not less than 30 nor more than 60 days prior to the date of repayment. Unless otherwise set forth above, effective exercise of the repayment option by the holder of this Note shall be irrevocable. In any case where the Repayment Dates set forth on the face hereof are not a Business Day, then (notwithstanding any other provision of the Indenture or the Notes of this series) payment of the Repayment Price and interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such Repayment Date. If no Repayment Dates are indicated, the Note is not subject to repayment at the option of the holder. The term "Business Day" shall mean any day which is not a Saturday or Sunday and which in the City of New York is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

     The Indenture contains provisions permitting the Company and the Guarantor to terminate each of their obligations with respect to certain provisions of the Indenture and as to the payment of the principal of (and premium, if any) and interest on Notes of this series if the Company or the Guarantor shall have deposited or caused to be deposited irrevocably with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes of this series (i) money in an amount (in such currency, currencies or currency unit or units in which any such Notes are payable) or (ii) in the case of such Notes, if any, denominated in U.S. Dollars, direct non-callable and non-redeemable obligations of, or non-callable and non-redeemable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged, or, in the case of such Notes, if any, denominated in a Foreign Currency, foreign government securities which are direct, non-callable and non-redeemable obligations of, or non-callable and non- redeemable obligations guaranteed by the government that issued the currency, for payment of which guarantee or obligation the full faith and credit of such government is pledged, which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal (including any premium) and interest, if any, under such Notes, money in an amount or (iii) a combination of (i) and (ii) sufficient (in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge each installment of principal of (including any premium), and interest, if any, on, such Notes, on the dates such installments of interest or principal are due in the currency, currencies or currency unit or units, in which such Notes are payable; PROVIDED, HOWEVER, that for the purposes of this paragraph, Notes shall include Notes of this series which may be issued upon exercise of warrants; PROVIDED FURTHER, HOWEVER, that the Company or the Guarantor shall not make or cause to be made the deposit provided by this paragraph unless the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that there will not occur any violation of the Investment Company Act of 1940, as amended, on the part of the Company or the Guarantor, the trust funds representing such deposit or the Trustee as a result of such deposit and the related exercise of the Company's or the Guarantor's option under the Indenture.

     If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of the series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of all affected series at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes of such series; PROVIDED, HOWEVER, that no such supplemental indenture may without the consent of the Holder of each Note so affected thereby (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Notes of such series, (b) reduce the principal amount thereof, (c) reduce the rate of interest thereon, or premium payable upon redemption thereof, (d) reduce the principal amount of any Original Issue Discount Note payable upon acceleration of the Maturity thereof, (e) change the place of payment on or with respect to the Note or the currency or currency unit in which any Note or any premium or interest thereon is payable or the obligation to pay additional amounts, if applicable, (f) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity or Redemption Date thereof, (g) reduce the percentage of aggregate principal amount of Outstanding Notes of such series, the consent of the Holders of which is required for any such supplemental indenture or for waiver of compliance with certain Indenture provisions or waivers of defaults and their consequences under the Indenture,
(h) change the obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, or (i) make any change that would materially adversely affect the right to convert any convertible Notes. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Notes of such series at any time outstanding may on behalf of the Holders of all of the Notes of such series outstanding waive any past default under the Indenture and its consequences, except a default in the payment of the principal of (and premium, if any) or interest on any of the Notes of such series or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of each affected Holder. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange or substitution hereof or upon registration of transfer hereof, whether or not any notation of such consent or waiver is made upon this Note. Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture.

Except for recourse against the Guarantor pursuant to the Guarantee, no recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or the Guarantor, or of any respective successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The transfer of this Note is registrable by the registered owner hereof in person or by his attorney duly authorized in writing at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. Subject to the terms of the Indenture, upon payment of a service charge for registration of transfer and payment of a sum sufficient to reimburse the Company for any tax or other governmental charge incident to transfer

(except the Company will pay for such service charges if the Notes are listed on a stock exchange that requires the Company to pay such charges as a condition to listing), and upon surrender of this Note upon any such registration of transfer, a new Note or Notes of authorized denomination or denominations, for the same aggregate principal amount and having endorsed thereon a Guarantee duly created by the Guarantor, will be issued to the transferee in exchange hereof.

     Prior to due presentation of this Note for registration of transfer, the Company, the Guarantor, the Trustee, the Authenticating Agent, if any, and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note shall be registered upon the Security Register as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and, subject to the provisions on the face hereof, interest due hereon and for all other purposes, and neither the Company, the Guarantor, the Trustee, the Authenticating Agent, if any, nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice or knowledge to the contrary.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; PROVIDED, HOWEVER, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Note on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or provide for the payment of the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     This Note and the Guarantee hereof will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company and the Guarantor, respectively.

     The Indenture, the Guarantee and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                [FORM OF GUARANTEE]

     FOR VALUE RECEIVED, UNOCAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor," which term includes any successor corporation under the Indenture (hereinafter called the "Indenture") referred to in the Note upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holders from time to time of the Notes (a) the full and prompt payment of the principal of and any premium on any Note when and as the same shall become due and payable, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise and (b) the full and prompt payment of any interest on any Note when and as the same shall become due, according to the terms of such Note and the Indenture. In addition, the Guarantor hereby unconditionally agrees that upon default by the Company in the payment when due of the principal of (and premium, if any) and interest on the Notes (whether at Stated Maturity thereof, acceleration, redemption or otherwise) the Guarantor will forthwith pay the same, without further notice or demand.

     The obligations of the Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect until the entire principal of and interest and any premium on the Notes shall have been paid or provided for in accordance with the provisions of the Indenture, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Guarantor:

          (a) The waiver, surrender, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company under the Indenture or the Notes unless the waiver, surrender, compromise, settlement, release or termination is made specifically applicable to the Guarantor;

          (b) The failure to give notice to the Guarantor of the occurrence of an Event of Default;

          (c) The waiver, compromise or release of the payment, performance or observance by the Company of any or all of its obligations, covenants or agreements contained in the Indenture, unless such waiver, compromise or release is made specifically applicable to the Guarantor;

          (d) The extension of the time for payment of any principal of (and premium, if any) or interest on any Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture;

          (e) The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Notes;

          (f) The taking or the omission of any of the actions referred to in the Indenture and any of the actions under the Notes;

          (g) Any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other act or acts on the part of the Trustee or any of the Holders from time to time of the Notes;

          (h) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor, or the Company or any of the assets of any of them, or any allegation or contest of the validity of the Guarantee in any such proceeding;

          (i) To the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture, unless the Guarantor is also so released or discharged by operation of law;

          (j) The default or failure of the Guarantor or the Trustee fully to perform any of its obligations set forth in the Indenture or the Notes; or

          (k) The invalidity of the Indenture or the Notes or any part of any thereof.

     No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which the Guarantor has or may have against the Trustee shall be available hereunder to the Guarantor against the Trustee to reduce the payments of the Guarantor under this Guarantee.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication on the Note to which this Guarantee is endorsed has been executed by or on behalf of the Trustee, by the manual signature of one of its, or its Authenticating Agent's, authorized signatories, this Guarantee shall not be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

Dated:

UNOCAL CORPORATION

By:
    -----------------------------------
     Name:
     Title:

[CORPORATE SEAL]

Attest:

---------------------------------------
Name:
Title:    [Assistant] Secretary

                          OPTION TO ELECT REPAYMENT

     The undersigned hereby requests and irrevocably instructs the Company to repay the within Note on the first Repayment Date set forth on the face hereof occurring not less than 30 nor more than 60 days after the date of receipt of the within Note by the Company at an office or agency of the Company maintained for the payment of principal and interest, transfer and exchange in the City of New York, State of New York (or at such other addresses of which the Company shall notify the registered holders of the Notes of this series).

     (    )    In whole

     (    )    In part equal to $______________________ (must be a whole
               multiple of $1,000 or the equivalent thereof in any Specified
               Currency; remaining principal amount must be at least $1,000)

at a price equal to the Repayment Price set forth on the face hereof, or if no Repayment Price is so set forth, at 100% of the principal amount, in each case, together with interest accrued to the date of repayment.

 Signature                         Please print or type name and address:

________________________________    _____________________________________
 Notice:   The signature on
      this Option to Elect          _____________________________________
      Repayment must
      correspond with the           _____________________________________
      name as written upon
      the face of the within        _____________________________________
      instrument in every
      particular without
      alteration or
      enlargement or any
      change whatever.

                                     ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

Please insert Social Security or
other identifying number of assignee:

______________________________

   _____________________________________________________________________________
       (Name and Address of Assignee, including Zip Code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________ Attorney to transfer said Note on the Security Register of the Company, with full power of substitution in the premises.

Dated:

                              ______________________________________

NOTICE:   The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.